Exhibit 10.1

AMENDMENT NO. 1 AND WAIVER TO PROMISSORY NOTE

This Amendment No. 1 and Waiver (this “Amendment”), dated as of July 24, 2026, is entered into by and between BiomX Inc., a Delaware corporation (the “Maker”), and Water IO Ltd., a company organized under the laws of the State of Israel (the “Holder”), with respect to the Promissory Note, dated April 10, 2026, in the original principal amount of $1,250,000, issued by the Maker to the Holder (the “Note”) as part of the consideration under the Share Purchase Agreement relating to the acquisition of ZorroNet Ltd. Capitalized terms used but not defined herein have the meanings ascribed to them in the Note.

1. Extension of Maturity. The Maturity Date of the Note is hereby extended from July 7, 2026 to November 1, 2026, the date of the final installment under Section 3. All references in the Note to the Maturity Date shall refer to the Maturity Date as so extended.

2. Immediate Payment. Within two (2) business days after the date of this Amendment, the Maker shall pay to the Holder $250,000 in cash on account of the principal amount of the Note.

3. Monthly Installments. The remaining principal amount of the Note shall be repaid in cash in four (4) equal monthly installments of $250,000 each, on August 1, 2026, September 1, 2026, October 1, 2026 and November 1, 2026.

4. Share Issuance. In full satisfaction of all interest accrued on the Note through the date of this Amendment, and as consideration for the delay in payment of the Note and the waiver and extension provided herein, the Maker shall issue to the Holder 800,000 shares of the Maker’s common stock, par value $0.0001 per share (the “Common Stock”), promptly upon, and subject to, (a) clearance of any additional listing application required by the NYSE American and (b) the confirmations contemplated by Section 7. The remaining principal balance shall continue to bear interest at the short-term Applicable Federal Rate, payable with the final installment.

5. Securities Matters. Any shares of Common Stock issued pursuant to Section 4 will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation S thereunder, will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and will bear customary restrictive legends. The Holder represents and warrants that it will acquire any such shares for its own account, for investment and not with a view to distribution, and that it is either an “accredited investor” within the meaning of Regulation D under the Securities Act or not a “U.S. person” within the meaning of Regulation S. Nothing herein grants the Holder any registration rights.

6. Waiver. The Holder hereby irrevocably waives, effective retroactively to July 7, 2026, any default, event of default or right of acceleration arising from or relating to the non-payment of the Note at the original Maturity Date, and confirms that the Note has not been accelerated and that no default or event of default exists under the Note as of the date hereof after giving effect to this Amendment.

7. Corporate Approvals; Effectiveness. Sections 1, 2, 3 and 6 of this Amendment are effective upon execution and are not subject to any condition. Section 4 shall become operative upon the later of (a) clearance of any additional listing application required by the NYSE American and (b) delivery by each party to the other of written confirmation (email sufficing) that all corporate approvals required on its part for the issuance and acceptance of the shares, including, in the case of the Holder, any approvals required under the Israeli Companies Law, 5759-1999, have been obtained. If such confirmations have not been delivered by August 31, 2026, the interest accrued on the Note through the date of this Amendment shall instead be payable in cash with the final installment, and the share issuance under Section 4 shall not occur.

8. Authority. Each party represents and warrants to the other that the execution, delivery and performance of this Amendment (other than, in the case of Section 4, as provided in Section 7) have been duly authorized by all necessary corporate action of such party, and that this Amendment constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

9. Ratification; No Novation. Except as expressly amended hereby, the Note remains unmodified and in full force and effect and is hereby ratified and confirmed in all respects. This Amendment does not constitute a novation of the Note or of any obligation thereunder.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Note.

11. Counterparts. This Amendment may be executed in counterparts, including by electronic signature and by exchange of signed copies in .pdf form by electronic mail, each of which shall be deemed an original and all of which together shall constitute one instrument.

BIOMX INC.

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

WATER IO LTD.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer